CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of our report dated January 22, 1999, with respect to Unity Bancorp Inc.'s (Unity's) 1998 financial statements which were previously incorporated by reference into Unity's Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm in this Registration Statement.



                                                             ARTHUR ANDERSEN LLP







Roseland, New Jersey
November 23, 1999